Exhibit 107

Calculation of Filing Fee Tables

Schedule TO

(Form Type)

AB Private Credit Investors Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction Valuation	Fee Rate	Amount of Filing Fee

Fees to Be Paid	$14,326,467.75(1)	0.015310%	$2,193.38(2)

Fees Previously Paid	—		—

Total Transaction Valuation	$14,326,467.75(1)

Total Fees Due for Filing			$2,193.38(2)

Total Fees Previously Paid			$0

Total Fee Offsets			$10,300.88

Net Fee Due			$(8,107.50)(2)

(1)

Calculated solely for purposes of determining the amount of the filing fee. This amount is based upon the offer to purchase up to 1,515,531.175 shares of common stock, par value $0.01 per share, of AB Private Credit Investors Corporation, at a price equal to $9.4531per share, which represents the Fund’s net asset value per share as of September 30, 2024, and is used for purposes of calculating the estimated aggregate maximum purchase price for shares.

(2)

The amount of the filing fee, calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, as modified by Fee Rate Advisory No. 1 for fiscal year 2025, equals $153.10 per million dollars of the value of the transaction.

(3)

An aggregate fee of $1,810.59 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on November 24, 2023 (the “November 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the November 2023 Schedule TO-I filed on February 8, 2024 was $727.70, as $4,930,240.32 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,810.59 filing fee paid in connection with the November 2023 Schedule TO-I was used to offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-90731) on May 24, 2024 (the “May 2024 Schedule TO-I”). More specifically, $552.99 from the filing fee paid in connection with the November 2023 Schedule TO-I was used to offset the final transaction fee due from the May 2024 Schedule TO-I filing. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,810.59 filing fee paid in connection with the November 2023 Schedule TO-I was used to offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-90731) on August 30, 2024 (the “August 2024 Schedule TO-I”). More specifically, $529.90 from the filing fee paid in connection with the November 2023 Schedule TO-I was used to offset the final transaction fee due from the August 2024 Schedule TO-I filing.

An aggregate fee of $1,311.58 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on August 25, 2023 (the “August 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the August 2023 Schedule TO-I filed on November 8, 2023 was $926.74, as

$8,409,634.82 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,311.58 filing fee paid in connection with the August 2023 Schedule TO-I was used to offset the filing fee due in connection with the filing of the August 2024 Schedule TO-I. More specifically, $384.84 from the filing fee paid in connection with the August 2023 Schedule TO-I was used to offset the final transaction fee due from the August 2024 Schedule TO-I filing.

An aggregate fee of $1,287.28 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on May 26, 2023 (the “May 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2023 Schedule TO-I filed on August 10, 2023 was $465.69, as $4,225,900.94 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,287.28 filing fee paid in connection with the May 2023 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,287.28 filing fee paid in connection with the May 2023 Schedule TO-I was used to offset the filing fee due in connection with the filing of the August 2024 Schedule TO-I. More specifically, $114.25 from the filing fee paid in connection with the May 2023 Schedule TO-I was used to offset the final transaction fee due from the August 2024 Schedule TO-I filing, and $707.34 remains available to offset a portion of the filing fee due in connection with this Schedule TO-I.

An aggregate fee of $1,218.36 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on February 24, 2023 (the “February 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the February 2023 Schedule TO-I filed on May 17, 2023 was $643.35, as $5,837,992.96 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,218.36 filing fee paid in connection with the February 2023 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,153.63 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on November 25, 2022 (the “November 2022 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the November 2022 Schedule TO-I filed on February 9, 2023 was $694.73, as $6,304,249.04 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,153.63 filing fee paid in connection with the November 2022 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $941.37 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on August 26, 2022 (the “August 2022 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the August 2022 Schedule TO-I filed on November 14, 2022 was $329.58, as $3,555,388.97 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $941.37 filing fee paid in connection with the August 2022 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $819.09 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on May 27, 2022 (the “May 2022 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2022 Schedule TO-I filed on August 12, 2022 was $555.34, as $5,990,764.58 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $819.09 filing fee paid in connection with the May 2022 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $721.64 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on February 25, 2022 (the “February 2022 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the February 2022 Schedule TO-I filed on May 13, 2022 was $378.34, as $4,081,369.77 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $721.64 filing fee paid in connection with the February 2022 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $635.45 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on November 26, 2021 (the “November 2021 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the November 2021 Schedule TO-I filed on February 16, 2022 was $439.04, as $4,736,138.63 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $635.45 filing fee paid in connection with the November 2021 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,359.69 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on May 28, 2021 (the “May 2021 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2021 Schedule TO-I filed on August 5, 2021 was $1,224.15, as $11,220,395.48 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,359.69 filing fee paid in connection with the May 2021 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $2,125.52 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on February 26, 2021 (the “February 2021 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the February 2021 Schedule TO-I filed on May 10, 2021 was $1,206.85, as $11,061,880.89 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $2,125.52 filing fee paid in connection with the February 2021 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,528.95 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on August 16, 2019 (the “August 2019 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the August 2019 Schedule TO-I filed on September 30, 2019 was $10.23, as $84,413.35 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,528.95 filing fee paid in connection with the August 2019 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,532.03 was paid with the filing of the Schedule TO-I by the Company (File No.005-90731) on May 17, 2019 (the “May 2019 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2019 Schedule TO-I filed on June 26, 2019 was $9.10, as $75,042.34 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,532.03 filing fee paid in connection with the May 2019 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,522.81 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on February 22, 2019 (the “February 2019 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the February 2019 Schedule TO-I filed on March 27, 2019 was $8.81, as $72,667.54 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,522.81 filing fee paid in connection with the February 2019 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,542.78 was paid with the filing of the Schedule TO-I by the Company (File No. 005-90731) on November 28, 2018 (the “November 2018 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the November 2018 Schedule TO-I filed on December 28, 2018 was $8.26, as $68,121.91 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,542.78 filing fee paid in connection with the November 2018 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims		SC TO-I	005-90731	May 26, 2023		$707.34

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		May 26, 2023		$707.34

Fee Offset Claims		SC TO-I	005-90731	February 24, 2023		$575.01

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		February 24, 2023		$575.01

Fee Offset Claims		SC TO-I	005-90731	November 25, 2022		$458.90

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		November 25, 2022		$458.90

Fee Offset Claims		SC TO-I	005-90731	August 26, 2022		$611.79

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		August 26, 2022		$611.79

Fee Offset Claims		SC TO-I	005-90731	May 27, 2022		$263.75

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		May 27, 2022		$263.75

Fee Offset Claims		SC TO-I	005-90731	February 25, 2022		$343.30

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		February 25, 2022		$343.30

Fee Offset Claims		SC TO-I	005-90731	November 26, 2021		$196.41

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		November 26, 2021		$196.41

Fee Offset Claims		SC TO-I	005-90731	May 28, 2021		$135.54

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		May 28, 2021		$135.54

Fee Offset Claims		SC TO-I	005-90731	February 26, 2021		$918.67

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		February 26, 2021		$918.67

Fee Offset Claims		SC TO-I	005-90731	August 16, 2019		$1,518.72

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		August 16, 2019		$1,518.72

Fee Offset Claims		SC TO-I	005-90731	May 17, 2019		$1,522.93

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		May 17, 2019		$1,522.93

Fee Offset Claims		SC TO-I	005-90731	February 22, 2019		$1,514.00

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		February 22, 2019		$1,514.00

Fee Offset Claims		SC TO-I	005-90731	November 28, 2018		$1,534.52

Fee Offset Sources	AB Private Credit Investors Corporation	SC TO-I	005-90731		November 28, 2018		$1,534.52